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                                                                   Exhibit 10.24


Cordilleras Silver Mines (Cayman)LDC


July 10, 1995

Mr. R. Bruce Wallis
President
Compania Minera Ocote 5, de R.I.
225 Baronne Street, Suite 1418
New Orleans, Louisiana  70112

Dear Bruce:

This is to confirm our conversation today in which the following representations were made.

1. Compania Minera Ocote warrants that it has not created any debts, liens, encumbrances, first rights of refusal or other agreements affecting the rights to the El Ocote property other than that which was signed by Kerry A. McDonald (on 24 June 1994) and which has been assigned, with your consent, to Cordilleras Silver Mines (Cayman) LDC ("Cordilleras").

2. Compania Minera Ocote warrants that, during the life of its agreement with Cordilleras, Compania Minera Ocote will not create any debts, liens or encumbrances on the El Ocote property nor will it enter into any agreement with third parties which in any way could affect those rights conferred on Cordilleras.

3. Compania Minera Ocote warrants that, should Cordilleras begin production of valuable minerals from the El Ocote property and request transfer of the concession and related property interests to itself, the concession to the El Ocote property will be transferred to Cordilleras free of any debts, liens, or encumbrances.


Most Sincerely,


/s/ Thomas S. Kaplan
--------------------
Thomas S. Kaplan                                Acknowledged and Agreed:
Director


                                                /s/ R. Bruce Wallis
                                                -------------------
                                                R. Bruce Wallis
                                                President
                                                Compania Minera Ocote S. de R.I.